A-Mark Precious Metals Reports Fiscal First Quarter 2023 Results

Q1 FY 2023 Diluted Earnings Per Share of $1.83

up from $1.08 in Q1 FY 2022 and $1.52 in Q4 FY 2022

37% YoY Increase in Gross Profit for the Quarter

Company Affirms Regular Quarterly Cash Dividend Policy

El Segundo, CA – November 8, 2022 – A-Mark Precious Metals, Inc. (NASDAQ: AMRK), a leading fully integrated precious metals platform, reported results for the fiscal first quarter ended September 30, 2022.

Fiscal First Quarter 2023 Operational Highlights

•
Gold ounces sold in the three months ended September 30, 2022 decreased 6% to 629,000 ounces from 669,000 ounces for the three months ended September 30, 2021, and decreased 2% from 641,000 ounces for the three months ended June 30, 2022
•
Silver ounces sold in the three months ended September 30, 2022 increased 28% to 35.9 million ounces from 28.1 million ounces for the three months ended September 30, 2021, and decreased 4% from 37.6 million ounces for the three months ended June 30, 2022
•
As of September 30, 2022, the number of secured loans decreased 48% to 1,082 from 2,074 as of September 30, 2021, and decreased 52% from 2,271 as of June 30, 2022
•
Direct-to-Consumer new customers for the three months ended September 30, 2022 decreased 7% to 49,000 from 52,900 for the three months ended September 30, 2021, and compares to 48,800 for the three months ended June 30, 2022
•
Direct-to-Consumer active customers for the three months ended September 30, 2022 increased 19% to 139,900 from 117,700 for the three months ended September 30, 2021, and increased 5% from 133,100 for the three months ended June 30, 2022
•
Direct-to-Consumer average order value for the three months ended September 30, 2022 increased $42, or 2% to $2,333 from $2,291 for the three months ended September 30, 2021, and decreased $409, or 15% from $2,742 for the three months ended June 30, 2022
•
JM Bullion’s average order value for the three months ended June 30, 2022 increased $21, or 1% to $2,151 from $2,130 for the three months ended September 30, 2021, and decreased $346, or 14% from $2,497 for the three months ended June 30, 2022

	Three Months Ended September 30,
	2022	2021
Selected Operating Metrics:
Gold ounces sold (1)	629,000	669,000
Silver ounces sold (2)	35,917,000	28,127,000
Number of secured loans at period end (3)	1,082	2,074
Direct-to-Consumer ("DTC") number of new customers (4)	49,000	52,900
Direct-to-Consumer number of active customers (5)	139,900	117,700
Direct-to-Consumer number of total customers (6)	2,062,000	1,835,500
Direct-to-Consumer average order value ("AOV") (7)	$ 2,333	$ 2,291
JM Bullion (“JMB”) average order value (8)	$ 2,151	$ 2,130
CyberMetals number of new customers (9)	2,300	-
CyberMetals number of active customers (10)	2,000	-
CyberMetals number of total customers (11)	8,200	-
CyberMetals customer assets under management (12)	$ 4,600,000	$ -

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts.
(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts.
(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment (includes JMB, GLI and PMPP).

(5) DTC number of active customers represents the number of customers that have made a purchase during the period within the Direct-to-Consumer segment.
(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment.
(7) DTC AOV represents the average dollar value of third-party product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment.
(8) JMB AOV represents the average dollar value of third-party product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

	Three Months Ended
	September 30, 2022	June 30, 2022
Selected Operating Metrics:
Gold ounces sold (1)	629,000	641,000
Silver ounces sold (2)	35,917,000	37,597,000
Number of secured loans at period end (3)	1,082	2,271
Direct-to-Consumer ("DTC") number of new customers (4)	49,000	48,800
Direct-to-Consumer number of active customers (5)	139,900	133,100
Direct-to-Consumer number of total customers (6)	2,062,000	2,013,000
Direct-to-Consumer average order value ("AOV") (7)	$ 2,333	$ 2,742
JM Bullion ("JMB") average order value (8)	$ 2,151	$ 2,497
CyberMetals number of new customers (9)	2,300	5,200
CyberMetals number of active customers (10)	2,000	2,800
CyberMetals number of total customers (11)	8,200	5,900
CyberMetals customer assets under management (12)	$ 4,600,000	$ 3,700,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts.
(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts.
(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment (includes JMB, GLI and PMPP).

(5) DTC number of active customers represents the number of customers that have made a purchase during the period within the Direct-to-Consumer segment.
(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment.
(7) DTC AOV represents the average dollar value of third-party product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment.
(8) JMB AOV represents the average dollar value of third-party product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

Fiscal First Quarter 2023 Financial Highlights

•
Revenues for the three months ended September 30, 2022 decreased 6% to $1.90 billion from $2.01 billion for the three months ended September 30, 2021 and decreased 9% from $2.09 billion for the three months ended June 30, 2022
•
Gross profit for the three months ended September 30, 2022 increased 37% to $76.6 million from $56.0 million for the three months ended September 30, 2021 and increased 13% from $67.8 million for the three months ended June 30, 2022
•
Gross profit margin for the three months ended September 30, 2022 increased to 4.03% of revenue, from 2.78% of revenue for the three months ended September 30, 2021, and improved from 3.24% of revenue in the three months ended June 30, 2022
•
Net income attributable to the Company for the three months ended September 30, 2022 increased 73% to $45.1 million from $26.0 million for the three months ended September 30, 2021, and increased 21% from $37.3 million for the three months ended June 30, 2022
•
Diluted earnings per share totaled $1.83 for the three months ended September 30, 2022, a 69% increase compared to $1.08 for the three months ended September 30, 2021, adjusted for the effect of the two-for-one stock split that occurred in June 2022, and increased 20% from $1.52 for the three months ended June 30, 2022, adjusted for the effect of the two-for-one stock split that occurred in June 2022
•
Adjusted net income before provision for income taxes, depreciation, amortization, and acquisition costs (“Adjusted net income before provision for income taxes” or “Adjusted net income”), a non-GAAP financial measure, for the three months ended September 30, 2022 increased 49% to $61.3 million from $41.1 million for the three months ended September 30, 2021, and increased 21% from $50.6 million for the three months ended June 30, 2022
•
Earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP liquidity measure, for the three months ended September 30, 2022 increased 52% to $62.2 million from $41.0 million for the three months ended September 30, 2021, and increased 24% from $50.3 million for the three months ended June 31, 2022

Three Months Ended September 30,
	2022	2021
(in thousands, except Earnings per Share and Weighted Average Shares Outstanding)
Selected Key Financial Statement Metrics:
Revenues	$ 1,900,351	$ 2,013,971
Gross profit	$ 76,592	$ 56,009
Depreciation and amortization expense	$ (3,184)	$ (8,271)
Net income attributable to the Company	$ 45,125	$ 26,024

Earnings per Share (1):
Basic	$ 1.93	$ 1.16
Diluted	$ 1.83	$ 1.08
Weighted Average Shares Outstanding (1):
Basic	23,396,400	22,525,200
Diluted	24,685,200	24,018,600

Non-GAAP Financial Measures:
Adjusted net income before provision for income taxes	$ 61,274	$ 41,108
EBITDA	$ 62,226	$ 41,006

(1) Q1 FY 2022 is retroactively adjusted for the effect of the June 2022 two-for-one stock split in the form of a stock dividend.

Three Months Ended
	September 30, 2022	June 30, 2022
(in thousands, except Earnings per Share and Weighted Average Shares Outstanding)
Selected Key Financial Statement Metrics:
Revenues	$ 1,900,351	$ 2,089,804
Gross profit	$ 76,592	$ 67,750
Depreciation and amortization expense	$ (3,184)	$ (3,223)
Net income attributable to the Company	$ 45,125	$ 37,336

Earnings per Share:
Basic	$ 1.93	$ 1.62
Diluted	$ 1.83	$ 1.52
Weighted Average Shares Outstanding:
Basic	23,396,400	23,085,500
Diluted	24,685,200	24,494,100

Non-GAAP Financial Measures:
Adjusted net income before provision for income taxes	$ 61,274	$ 50,628
EBITDA	$ 62,226	$ 50,254

Fiscal First Quarter 2023 Financial Summary

Revenues decreased 6% to $1.90 billion from $2.01 billion in the same year-ago quarter due to a decrease in gold ounces sold and lower average selling prices of gold and silver, partially offset by an increase in silver ounces sold.

The Direct-to-Consumer segment contributed 23% and 26% of the consolidated revenue in the fiscal first quarters of 2023 and 2022, respectively. JMB’s revenue represented 20% of the consolidated revenues for the fiscal first quarter of 2023 compared with 23% for the prior year fiscal first quarter.

Gross profit increased 37% to $76.6 million (4.03% of revenue) from $56.0 million (2.78% of revenue) in the same year-ago quarter. The increase in gross profit was due to higher gross profits earned from the Wholesale Sales & Ancillary Services and Direct-to-Consumer segments. The Direct-to-Consumer segment contributed 55% and 54% of the consolidated gross profit in the fiscal first quarters of 2023 and 2022, respectively. Gross profit contributed by JMB represented 48% of the consolidated gross profit in the fiscal first quarter of 2023 and 44% of the consolidated gross profit for the prior year fiscal first quarter.

Selling, general and administrative expenses increased 7% to $17.8 million from $16.7 million in the same year-ago quarter. The change was primarily due to an increase in compensation expense (including performance-based accruals) of $1.0 million, higher advertising cost of $0.7 million, an increase in computer-related expenses of $0.2 million, partially offset by lower consulting and professional fees of $0.5 million and lower insurance costs of $0.5 million.

Depreciation and amortization expense decreased 62% to $3.2 million from $8.3 million in the same year-ago quarter. The decrease was primarily due to $5.1 million of JMB’s intangible asset amortization expense.

Interest income decreased 8% to $5.1 million from $5.5 million in the same year-ago quarter. The aggregate decrease in interest income was primarily due to lower interest income earned by our Secured Lending segment and lower other finance product income.

Interest expense increased 12% to $6.1 million from $5.5 million in the same year-ago quarter. The increase in interest expense was primarily driven by $0.5 million associated with the Company’s Trading Credit Facility and the AMCF Notes (including amortization of debt issuance costs), $0.2 million related to product financing arrangements, $0.1 million in interest associated with liabilities on borrowed metals, offset by a decrease of $0.2 million of loan servicing fees.

Earnings from equity method investments increased 80% to $2.7 million from $1.5 million in the same year-ago quarter. The net increase of $1.2 million was primarily due to increased earnings from equity method investments.

Net income attributable to the Company totaled $45.1 million or $1.83 per diluted share, compared to net income of $26.0 million or $1.08 per diluted share in the same year-ago quarter, adjusted for the effect of the two-for-one stock split that occurred in June 2022.

Adjusted net income for the three months ended September 30, 2022 totaled $61.3 million, an increase of $20.2 million or 49% compared to $41.1 million in the same year-ago quarter. The increase is principally due to $25.2 million of higher net income before provision for income taxes and $0.1 million of higher depreciation expense, offset by $5.2 million of lower amortization of acquired intangibles.

EBITDA for the three months ended September 30, 2022 totaled $62.2 million, an increase of $21.1 million or 52% compared to $41.0 million in the same year-ago quarter. The increase was principally due to higher net income of $19.1 million. See the reconciliation of net income to EBITDA for further details.

Management Commentary

“Our first quarter results continue to demonstrate the strength of our fully integrated precious metals platform and diversified business model,” said A-Mark CEO Greg Roberts. “We delivered robust growth across our key financial metrics, including a 13% sequential increase in gross profit, a 79 basis point increase in our gross margin percentage, a 24% increase in EBITDA, and a 9% quarterly return on equity. Our business is fundamentally strengthened and more diverse as a result of our growth strategy, which has broadened our customer base and further enhanced our fully integrated capabilities.

“As we announced last month, JMB closed the asset acquisition of BGASC, one of the largest coin and bullion e-commerce dealers in the United States with over 120,000 customers. We have integrated BGASC as a standalone brand in our DTC segment, and look forward to BGASC’s contribution to the segment’s performance in the second quarter of fiscal 2023.

“Our minting business also remains a key driver for our performance with production levels remaining near record levels. We continue to invest in our minting operations, including the recent acquisition of our largest tooling supplier, Marksmen Tool and Die, and investments in other capital to further expand both our minting facility and production capacity.

“Favorable market conditions, continued supply constraints and elevated demand in both the retail and wholesale segments have continued to positively impact our business in fiscal 2023 resulting in one of the strongest quarters in A-Mark’s history. Our performance is attributable to our industry-leading fully integrated precious metals platform and business model, which we hope to continue to expand through synergistic acquisitions and strategic investments. We remain optimistic that our proven business model will allow us to realize growth and profitability over the long term.”

Quarterly Cash Dividend Policy

A-Mark’s Board of Directors has re-affirmed its previously announced regular quarterly cash dividend policy of $0.20 per common share ($0.80 per share on an annual basis). The initial quarterly cash dividend under the policy was paid on October 24, 2022 to stockholders of record as of October 10, 2022. It is expected that the next quarterly dividend will be paid in January 2023. The declaration of regular cash dividends in the future is subject to the determination each quarter by the Board of Directors, based on a number of factors, including the Company’s financial performance, available cash resources, cash requirements and alternative uses of cash and applicable bank covenants.

Conference Call

A-Mark will hold a conference call today (November 8, 2022) to discuss these financial results. A-Mark management will host the call at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) followed by a question-and-answer period.

To participate, please call the conference telephone number 10 minutes before the start time and ask for the A-Mark Precious Metals conference call.

Webcast: https://www.webcaster4.com/Webcast/Page/2867/46777

U.S. dial-in number: 1-877-545-0320

International number: 1-973-528-0002

Access Code: 107872

The conference call will be webcast simultaneously and available for replay via the Investor Relations section of A-Mark’s website at www.amark.com. If you have any difficulty connecting with the conference call or webcast, please contact A-Mark’s investor relations team at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time through November 22, 2022.

Toll-free replay number: 1-877-481-4010

International replay number: 1-919-882-2331

Replay Passcode: 46777

About A-Mark Precious Metals

Founded in 1965, A-Mark Precious Metals, Inc. (NASDAQ: AMRK) is a leading fully integrated precious metals platform that offers an array of gold, silver, platinum, palladium, and copper bullion, numismatic coins, and related products to wholesale and retail customers via a portfolio of channels. The company conducts its operations through three complementary segments: Wholesale Sales & Ancillary Services, Direct-to-Consumer, and Secured Lending. The company’s global customer base spans sovereign and private mints, manufacturers and fabricators, refiners, dealers, financial institutions, industrial users, investors, collectors, and e-commerce and other retail customers.

A-Mark’s Wholesale Sales & Ancillary Services segment distributes and purchases precious metal products from sovereign and private mints. As a U.S. Mint-authorized purchaser of gold, silver, and platinum coins since 1986, A-Mark purchases bullion products directly from the U.S. Mint for sale to customers. A-Mark also has longstanding distributorships with other sovereign mints, including Australia, Austria, Canada, China, Mexico, South Africa, and the United Kingdom. The company sells more than 200 different products to e-commerce retailers, coin and bullion dealers, financial institutions, brokerages, and collectors. In addition, A-Mark sells precious metal products to industrial users, including metal refiners, manufacturers, and electronic fabricators.

Through its A-M Global Logistics subsidiary, A-Mark provides its customers with a range of complementary services, including managed storage options for precious metals as well as receiving, handling, inventorying, processing, packaging, and shipping of precious metals and coins on a secure basis. A-Mark’s mint operations, which are conducted through its wholly owned subsidiary SilverTowne Mint, enable the company to offer customers a wide range of proprietary coin and bar offerings and, during periods of market volatility when the availability of silver bullion from sovereign mints is often product constrained, preferred product access.

A-Mark’s Direct-to-Consumer segment operates as an omni-channel retailer of precious metals, providing access to a multitude of products through its wholly owned subsidiaries, JM Bullion and Goldline. JM Bullion is a leading e-commerce retailer of precious metals and operates six separately branded, company-owned websites targeting specific niches within the precious metals market: JMBullion.com, ProvidentMetals.com, Silver.com, GoldPrice.org, SilverPrice.org and BGASC.com. JMB also owns CyberMetals.com, an online platform where customers can purchase and sell fractional shares of digital gold, silver, platinum and palladium bars in a range of denominations. Goldline markets precious metals directly to the investor community through various channels, including television, radio, and telephonic sales efforts. A-Mark also holds minority ownership interests in two additional direct-to-consumer brands.

The company operates its Secured Lending segment through its wholly owned subsidiaries, Collateral Finance Corporation (CFC) and AM Capital Funding. Founded in 2005, CFC is a California licensed finance lender that originates and acquires loans secured by bullion and numismatic coins. Its customers include coin and precious metal dealers, investors, and collectors. AM Capital Funding was formed in 2018 for the purpose of securitizing eligible secured loans of CFC.

A-Mark is headquartered in El Segundo, CA and has additional offices and facilities in the neighboring Los Angeles area as well as in Dallas, TX, Las Vegas, NV, Winchester, IN, and Vienna, Austria. For more information, visit www.amark.com.

Important Cautions Regarding Forward-Looking Statements

Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. These include statements regarding future macroeconomic conditions and demand for precious metal products, and the Company’s ability to effectively respond to changing economic conditions. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results or circumstances to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ include the following: the failure to execute the Company’s growth strategy, including the inability to identify suitable or available acquisition or investment opportunities; greater than anticipated costs incurred to execute this strategy; changes in the current international political climate, which has favorably contributed to demand and volatility in the precious metals markets; potential adverse effects of the current problems in the national and global supply chains; increased competition for the Company’s higher margin services, which could depress pricing; the failure of the Company’s business model to respond to changes in the market environment as anticipated; changes in consumer demand and preferences for precious metal products generally; potential negative effects that inflationary pressure may have on our business; the failure of our investee companies to maintain, or address the preferences of, their customer bases; general risks of doing business in the commodity markets; the continued effects of the COVID-19 pandemic and the eventual return to normalized business and economic conditions; and the strategic, business, economic, financial, political and governmental risks and other Risk Factors described in in the Company’s public filings with the Securities and Exchange Commission.

The words "should," "believe," "estimate," "expect," "intend," "anticipate," "foresee," "plan" and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Additionally, any statements related to future improved performance and estimates of revenues and earnings per share are forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Use and Reconciliation of Non-GAAP Financial and Liquidity Measures

In addition to presenting the Company’s financial results determined in accordance with U.S. GAAP, management believes the following non-GAAP measures are useful in evaluating the Company’s operating performance: “adjusted net income before provision for income taxes” and “earnings before interest, taxes, depreciation and amortization” (“EBITDA”). Management believes the “adjusted net income before provision for income taxes” non-GAAP financial measure assists investors and analysts by facilitating comparison of period-to-period operational performance on a consistent basis by excluding items that management does not believe are indicative of the Company’s core operating performance. The items excluded from this financial measure may have a material impact on the Company’s financial results. Certain of those items are non-recurring, while others are non-cash in nature. Management believes the EBITDA non-GAAP liquidity measure assists investors and analysts by facilitating comparison with other publicly traded companies. Non-GAAP measures do not have standardized definitions and should be considered in addition to, and not as a substitute for or superior to, the comparable measures prepared in accordance with U.S. GAAP, and should be read in conjunction with the financial statements included in the Company’s Quarterly Report on Form 10-Q to be filed with the SEC. Management encourages investors and others to review the Company’s financial information in its entirety and not to rely on any single financial or liquidity measure.

In the Company’s reconciliation from its reported U.S. GAAP “net income before provision for income taxes” to its non-GAAP “adjusted net income before provision for income taxes”, the Company eliminates the impact of the following three amounts: (i) acquisition expenses; (ii) amortization expenses related to intangible assets acquired; and (iii) depreciation expense. The Company’s reconciliations from its reported U.S. GAAP “net cash provided by (used in) operating activities” to its non-GAAP “EBITDA” are provided below and are also included in the Company’s Quarterly Report on Form 10-Q to be filed with the SEC for the quarterly period ended September 30, 2022.

Company Contact:

Steve Reiner, Executive Vice President, Capital Markets & Investor Relations

A-Mark Precious Metals, Inc.

1-310-587-1410

sreiner@amark.com

Investor Relations Contact:

Matt Glover or Jeff Grampp, CFA

Gateway Investor Relations

1-949-574-3860

AMRK@gatewayIR.com

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except for share data)

	September 30, 2022	June 30, 2022
ASSETS
Current assets:
Cash	$64,635	$37,783
Receivables, net	110,848	97,040
Derivative assets	32,507	91,743
Secured loans receivable	87,313	126,217
Precious metals held under financing arrangements	49,327	79,766
Inventories:
Inventories	458,487	458,347
Restricted inventories	167,009	282,671
	625,496	741,018
Prepaid expenses and other assets	9,134	7,558
Total current assets	979,260	1,181,125
Operating lease right of use assets	5,981	6,482
Property, plant, and equipment, net	10,477	9,845
Goodwill	100,943	100,943
Intangibles, net	65,253	67,965
Long-term investments	73,022	70,828
Other long-term assets	5,471	5,471
Total assets	$1,240,407	$1,442,659
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Lines of credit	$63,000	$215,000
Liabilities on borrowed metals	55,909	59,417
Product financing arrangements	167,009	282,671
Accounts payable and other payables	28,574	6,127
Deferred revenue and other advances	183,183	175,545
Derivative liabilities	89,899	75,780
Accrued liabilities	17,663	21,813
Income tax payable	10,227	382
Total current liabilities	615,464	836,735
Notes payable	98,182	94,073
Deferred tax liabilities	15,388	15,408
Other liabilities	5,483	5,972
Total liabilities	734,517	952,188
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, authorized 10,000,000 shares; issued and outstanding: none as of September 30, 2022 and June 30, 2022	—	—
Common stock, par value $0.01; 40,000,000 shares authorized; 23,453,339 and 23,379,888 shares issued and outstanding as of September 30, 2022 and June 30, 2022, respectively	235	234
Additional paid-in capital	165,814	166,526
Accumulated other comprehensive income	52	—
Retained earnings	338,816	321,849
Total A-Mark Precious Metals, Inc. stockholders’ equity	504,917	488,609
Noncontrolling interest	973	1,862
Total stockholders’ equity	505,890	490,471
Total liabilities, noncontrolling interest and stockholders’ equity	$1,240,407	$1,442,659

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except for share and per share data)

	Three Months Ended
	September 30, 2022	September 30, 2021
Revenues	$1,900,351	$2,013,971
Cost of sales	1,823,759	1,957,962
Gross profit	76,592	56,009
Selling, general, and administrative expenses	(17,784)	(16,677)
Depreciation and amortization expense	(3,184)	(8,271)
Interest income	5,096	5,531
Interest expense	(6,130)	(5,473)
Earnings from equity method investments	2,677	1,489
Other income, net	527	409
Unrealized gains (losses) on foreign exchange	214	(224)
Net income before provision for income taxes	58,008	32,793
Income tax expense	(12,771)	(6,669)
Net income	45,237	26,124
Net income attributable to noncontrolling interest	112	100
Net income attributable to the Company	$45,125	$26,024
Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:
Basic	$1.93	$1.16
Diluted	$1.83	$1.08

Weighted average shares outstanding:
Basic	23,396,400	22,525,200
Diluted	24,685,200	24,018,600

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

Three Months Ended September 30,	2022	2021
Cash flows from operating activities:
Net income	$45,237	$26,124
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	3,184	8,271
Amortization of loan cost	554	569
Deferred income taxes	(36)	(1,423)
Interest added to principal of secured loans	(4)	(5)
Share-based compensation	535	473
Earnings from equity method investments	(2,677)	(1,489)
Dividends received from equity method investees	551	—
Changes in assets and liabilities:
Receivables	(13,808)	(15,522)
Secured loans receivable	368	25
Secured loans made to affiliates	—	3,032
Derivative assets	59,236	(25,249)
Precious metals held under financing arrangements	30,439	24,124
Inventories	115,522	(107,686)
Prepaid expenses and other assets	(1,738)	(689)
Accounts payable and other payables	22,447	22,691
Deferred revenue and other advances	7,638	(44,244)
Derivative liabilities	14,119	62,809
Liabilities on borrowed metals	(3,508)	(17,248)
Accrued liabilities	(8,282)	(6,420)
Income tax payable	9,845	2,124
Net cash provided by (used in) operating activities	279,622	(69,733)
Cash flows from investing activities:
Capital expenditures for property, plant, and equipment	(927)	(709)
Purchase of long-term investments	(500)	(6,250)
Secured loans receivable, net	38,540	(407)
Net cash provided by (used in) investing activities	37,113	(7,366)
Cash flows from financing activities:
Product financing arrangements, net	(115,662)	18,392
Dividends paid	(23,394)	(22,639)
Distributions paid to noncontrolling interest	(1,001)	—
Borrowings and repayments under lines of credit, net	(152,000)	9,000
Proceeds from issuance of related party note	3,887	—
Debt funding issuance costs	(170)	(199)
Proceeds from the exercise of share-based awards	63	762
Payments for tax withholding related to net settlement of share-based awards	(1,606)	(13)
Net cash (used in) provided by financing activities	(289,883)	5,303
Net increase (decrease) in cash	26,852	(71,796)
Cash, beginning of period	37,783	101,405
Cash, end of period	$64,635	$29,609

Overview of Results of Operations for the Three Months Ended September 30, 2022 and 2021

Consolidated Results of Operations

The operating results for the three months ended September 30, 2022 and 2021 are as follows:

in thousands, except per share data

Three Months Ended September 30,	2022		2021		$	%
	$	% of revenue	$	% of revenue	Increase/ (decrease)	Increase/ (decrease)
Revenues	$1,900,351	100.000%	$2,013,971	100.000%	$(113,620)	(5.6%)
Gross profit	76,592	4.030%	56,009	2.781%	$20,583	36.7%
Selling, general, and administrative expenses	(17,784)	(0.936%)	(16,677)	(0.828%)	$1,107	6.6%
Depreciation and amortization expense	(3,184)	(0.168%)	(8,271)	(0.411%)	$(5,087)	(61.5%)
Interest income	5,096	0.268%	5,531	0.275%	$(435)	(7.9%)
Interest expense	(6,130)	(0.323%)	(5,473)	(0.272%)	$657	12.0%
Earnings from equity method investments	2,677	0.141%	1,489	0.074%	$1,188	79.8%
Other income, net	527	0.028%	409	0.020%	$118	28.9%
Unrealized gains (losses) on foreign exchange	214	0.011%	(224)	(0.011%)	$438	195.5%
Net income before provision for income taxes	58,008	3.052%	32,793	1.628%	$25,215	76.9%
Income tax expense	(12,771)	(0.672%)	(6,669)	(0.331%)	$6,102	91.5%
Net income	45,237	2.380%	26,124	1.297%	$19,113	73.2%
Net income attributable to noncontrolling interest	112	0.006%	100	0.005%	$12	12.0%
Net income attributable to the Company	$45,125	2.375%	$26,024	1.292%	$19,101	73.4%

Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:

Per Share Data:
Basic	$1.93		$1.16		$0.77	66.4%
Diluted	$1.83		$1.08		$0.75	69.4%

Overview of Results of Operations for the Three Months Ended September 30, 2022 and June 30, 2022

Consolidated Results of Operations

The operating results for the three months ended September 30, 2022 and June 30, 2022 are as follows:

in thousands, except per share data
	Three Months Ended
	September 30, 2022		June 30, 2022		$	%
	$	% of revenue	$	% of revenue	Increase/ (decrease)	Increase/ (decrease)
Revenues	$1,900,351	100.000%	$2,089,804	100.000%	$(189,453)	(9.1%)
Gross profit	76,592	4.030%	67,750	3.242%	$8,842	13.1%
Selling, general, and administrative expenses	(17,784)	(0.936)%	(20,734)	(0.992)%	$(2,950)	(14.2%)
Depreciation and amortization expense	(3,184)	(0.168)%	(3,223)	(0.154)%	$(39)	(1.2%)
Interest income	5,096	0.268%	5,675	0.272%	$(579)	(10.2%)
Interest expense	(6,130)	(0.323)%	(5,695)	(0.273)%	$435	7.6%
Earnings from equity method investments	2,677	0.141%	2,590	0.124%	$87	3.4%
Other income, net	527	0.028%	618	0.030%	$(91)	(14.7%)
Unrealized gains on foreign exchange	214	0.011%	30	0.001%	$184	613.3%
Net income before provision for income taxes	58,008	3.052%	47,011	2.250%	$10,997	23.4%
Income tax expense	(12,771)	(0.672)%	(9,541)	(0.457)%	$3,230	33.9%
Net income	45,237	2.380%	37,470	1.793%	$7,767	20.7%
Net income attributable to non-controlling interests	112	0.006%	134	0.006%	$(22)	(16.4%)
Net income attributable to the Company	$45,125	2.375%	$37,336	1.787%	$7,789	20.9%

Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:

Per Share Data:
Basic	$1.93		$1.62		$0.31	19.1%
Diluted	$1.83		$1.52		$0.31	20.4%

Reconciliation of U.S. GAAP to Non-GAAP Financial and Liquidity Measures for the Three Months Ended September 30, 2022 and 2021

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended September 30, 2022 and 2021 follows:

in thousands
Three Months Ended September 30,	2022	2021	$	%
	$	$	Increase/ (decrease)	Increase/ (decrease)
Net income before provision for income taxes	$58,008	$32,793	$25,215	76.9%
Adjustments:
Acquisition costs	82	44	$38	86.4%
Amortization of acquired intangibles	2,711	7,872	$(5,161)	(65.6%)
Depreciation expense	473	399	$74	18.5%
Adjusted net income before provision for income taxes (non-GAAP)	$61,274	$41,108	$20,166	49.1%

A reconciliation of net income to EBITDA for the three months ended September 30, 2022 and 2021 follows:

in thousands
Three Months Ended September 30,	2022	2021	$	%
	$	$	Increase/ (decrease)	Increase/ (decrease)
Net income	$45,237	$26,124	$19,113	73.2%
Adjustments:
Interest income	(5,096)	(5,531)	$(435)	(7.9%)
Interest expense	6,130	5,473	$657	12.0%
Amortization of acquired intangibles	2,711	7,872	$(5,161)	(65.6%)
Depreciation expense	473	399	$74	18.5%
Income tax expense	12,771	6,669	$6,102	91.5%
	16,989	14,882	$2,107	14.2%
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$62,226	$41,006	$21,220	51.7%

Reconciliation of U.S. GAAP to Non-GAAP Financial and Liquidity Measures for the Three Months Ended September 30, 2022 and June 30, 2022

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended September 30, 2022 and June 30, 2022 follows:

in thousands
	Three Months Ended
	September 30, 2022	June 30, 2022	$	%
	$	$	Increase/ (decrease)	Increase/ (decrease)
Net income before provision for income taxes	$58,008	$47,011	$10,997	23.4%
Adjustments:
Acquisition costs	82	394	$(312)	(79.2%)
Amortization of acquired intangibles	2,711	2,736	$(25)	(0.9%)
Depreciation expense	473	487	$(14)	(2.9%)
Adjusted net income before provision for income taxes (non-GAAP)	$61,274	$50,628	$10,646	21.0%

A reconciliation of net income to EBITDA for the three months ended September 30, 2022 and June 30, 2022 follows:

in thousands	Three Months Ended
	September 30, 2022	June 30, 2022	$	%
	$	$	Increase/ (decrease)	Increase/ (decrease)
Net income	$45,237	$37,470	$7,767	20.7%
Adjustments:
Interest income	(5,096)	(5,675)	$(579)	(10.2%)
Interest expense	6,130	5,695	$435	7.6%
Amortization of acquired intangibles	2,711	2,736	$(25)	(0.9%)
Depreciation expense	473	487	$(14)	(2.9%)
Income tax expense	12,771	9,541	$3,230	33.9%
	16,989	12,784	$4,205	32.9%
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$62,226	$50,254	$11,972	23.8%